Exhibit 99.1

PhotoMedex Reports 2008 First Quarter Results

MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--PhotoMedex, Inc. (NASDAQ: PHMD), a leader in the development of proprietary excimer laser and fiber optic systems as well as techniques directed toward dermatological applications, today reported financial results for the three months ended March 31, 2008. Financial highlights of the 2008 first quarter include:

  Revenues of $10.2 million, up 13% versus the prior year
  XTRAC® recognized procedures up 15% over the prior year and up 5% sequentially
  XTRAC domestic equipment sales up 58% over the prior year and down 66% sequentially
  International Derm Equipment sales up 72% over the prior year and up 3% sequentially
  Surgical Products revenues up 44% versus the prior year and up 23% sequentially

“Our first quarter top-line results were largely on plan. We remain bullish on 2008 and believe that the investments made in the early part of the year in sales and marketing will benefit the upcoming quarters. We continue to expect revenue growth of 20% for 2008 and a five-fold increase in EBITDA, each over 2007 levels” said Jeffrey O’Donnell, president and chief executive officer of PhotoMedex. “We placed 54 XTRAC lasers during the quarter, sold 10 including nine to existing customers, and removed 14 systems. This represents an increase of 69% from the prior year and a 20% increase from the prior quarter, and we expect the new customer placement rate to continue to increase throughout 2008. We are on track to increase placements in the second quarter to more than 70 new customers from our current system placements of 407.”

“Among first quarter highlights were the results of a pilot study indicating that the use of our XTRAC Excimer Laser is effective in treating patients with moderate-to-severe psoriasis, as reported by Dr. John Koo of the University of California, San Francisco Department of Dermatology,” Mr. O’Donnell added. “According to Dr. Koo’s study, the XTRAC Excimer Laser may be appropriate for the majority of moderate-to-severe psoriasis patients. It also allows dermatologists to treat those patients with a high level of safety, as opposed to the use of many systemic products. If labeling can be expanded to reflect the findings of the study, the potential market for XTRAC may increase by more than 1 million patients.”

Reported Financial Results

Revenues for the three months ended March 31, 2008 were $10.2 million, compared with revenues for the three months ended March 31, 2007 of $9.0 million, an increase of 13%.

The net loss for the first quarter of 2008 was $2.5 million or $0.04 per share, compared with a net loss for the first quarter of 2007 of $1.9 million or $0.03 per share. The 2008 first quarter net loss included non-cash and interest expense (net) of $1.9 million including stock-based compensation expense of $0.4 million, and depreciation and amortization of $1.2 million. The 2007 first quarter net loss included non-cash charges and interest expense (net) of $1.7 million including stock-based compensation expense of $0.4 million, and depreciation and amortization of $1.1 million.

PhotoMedex reported positive cash flow from operations for the first quarter of 2008 of $1.4 million.

As of March 31, 2008, the Company had cash and cash equivalents of $9.5 million including restricted cash of $0.1 million. This compares with cash and cash equivalents of $10.0 million as of December 31, 2007 including restricted cash of $0.1 million.

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net loss and non-GAAP adjusted loss per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative information due to the adoption of accounting standard FAS 123R.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)
	Three Months Ended March 31,
	2008	2007
Net Loss (as reported)	$(2,541,861)	$(1,883,482)
Adjustments:
Stock-based compensation expense	426,543	426,319
Depreciation and amortization expense	1,214,612	1,149,200
Other non-cash charges	27,716	40,424
Interest expense, net	227,371	76,419
Total adjustments	1,896,242	1,692,362
Non-GAAP adjusted loss	$(645,619)	$(191,120)

Shares used in computing basic and diluted net loss per share	63,032,207	62,536,054

Non-GAAP adjusted loss per share	$(0.01)	$(0.00)

During the quarter, PhotoMedex achieved a number of important corporate milestones:

Reimbursement:

  Additional policies were adopted by major Blue Cross and Blue Shield plans for XTRAC for the treatment of mild-to-moderate psoriasis, including California, Tennessee and Rhode Island
  In California, first quarter 2008 XTRAC revenues nearly doubled compared with fourth quarter 2007 revenues, and five new accounts were added during the past few months

Operations and Financial:

  Expanded XTRAC sales organization
  Expanded XTRAC clinical specialists organization
  Initiated new marketing campaign for the XTRAC
  Initiated new marketing campaign for Skin Care
  Launched new packaging for the Skin Care line

Additional Achievements:

  Management presented at three investment conferences during the first quarter and subsequent weeks

Conference Call

PhotoMedex will hold a conference call to discuss the Company's first quarter 2008 results and answer questions today, May 6, 2008 beginning at 4:30 p.m. Eastern time.

To participate in the conference call, dial 866-214-7077 (and confirmation code # 9121494) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Tuesday, May 6, from 7:30 p.m. ET until midnight on Tuesday, May 20, by dialing 888-203-1112 and using confirmation code # 9121494.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. The Company sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena®, a Johnson & Johnson company. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including continued increase in XTRAC procedures performed, difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our annual report on From 10-k for the year ended December 31, 2007 which are on file with the SEC. We undertake no obligation to publicly update any forward looking statement, either as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC. CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
		Three Months Ended March 31,
		2008	2007

Revenues		$10,230,573	$9,028,568

Cost of Sales		5,635,135	4,860,269
Gross profit		4,595,438	4,168,299

Operating expenses:
Selling, general and administrative		6,471,240	5,759,394
Research and development and engineering		438,688	215,968
		6,909,928	5,975,362
Loss from continuing operations before interest expense, net		(2,314,490)	(1,807,063)

Interest expense, net		(227,371)	(76,419)

Net loss	[1,2]	$(2,541,861)	$(1,883,482)

Basic and diluted net loss per share		$(0.04)	$(0.03)

Shares used in computing basic and diluted net loss per share		63,032,207	62,536,054

[1] Includes Depreciation and Amortization		1,214,612	1,149,200

[2] Share-based compensation expense		426,543	426,319

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$9,524,555	$9,954,303
Accounts receivable, net	6,130,308	6,759,060
Inventories	7,568,559	7,929,542
Other current assets	372,582	508,384
Property and equipment, net	10,482,588	10,143,808
Other assets	21,153,844	21,391,606
Total Assets	$55,232,436	$56,686,703

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$6,392,491	$5,671,348
Other current liabilities	1,227,887	886,619
Bank and Lease Notes Payable	10,193,946	10,595,306
Stockholders’ equity	37,418,112	39,533,430
Total Liabilities and Stockholders’ Equity	$55,232,436	$56,686,703

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,541,861)	$(1,883,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,214,612	1,149,200
Stock-based compensation expense related to employee options and restricted stock	426,543	426,319
Provision for bad debts	27,571	-
Other	145	40,424
Changes in assets and liabilities:
(Increase) decrease in:
Accounts Receivables	601,181	(595,002)
Inventories	353,772	(456,920)
Prepaid expenses and other assets	238,772	180,769
Increase (decrease) in:
Accounts payable & other accrued expenses	775,121	1,080,461
Deferred revenues	287,290	157,506
Net cash provided by operating activities	1,383,146	99,275

CASH FLOWS FROM INVESTING ACTIVITIES:	(1,260,969)	(909,815)

CASH FLOWS FROM FINANCING ACTIVITIES:	(551,925)	127,476

NET INCREASE IN CASH	(429,748)	(683,064)

CASH, BEGINNING OF PERIOD	9,837,303	12,729,742

CASH, END OF PERIOD	9,407,555	12,046,678

RESTRICTED CASH	117,000	156,000

TOTAL	$9,524,555	$12,202,678

The following tables reflect unaudited results of operations for our business segments for the periods indicated below:

Three Months Ended March 31, 2008

	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$2,110,707	$1,168,205	$3,274,692	$1,899,739	$1,777,230	$10,230,573
Costs of revenues	1,430,778	570,649	960,452	1,517,104	1,156,152	5,635,135
Gross profit	679,929	597,556	2,314,240	382,635	621,078	4,595,438
Gross profit %	32.2%	51.2%	70.7%	20.1%	34.9%	44.9%

Allocated operating expenses:
Selling, general and administrative	1,991,499	73,488	1,924,707	213,832	142,271	4,345,797
Engineering and product development	168,214	20,790	141,188	-	108,496	438,688

Unallocated operating expenses	-	-	-	-	-	2,125,443
	2,159,713	94,278	2,065,895	213,832	250,767	6,909,928
Income (loss) from operations	(1,479,784)	503,278	248,345	168,803	370,311	(2,314,490)

Interest expense, net	-	-	-	-	-	(227,371)

Net income (loss)	($1,479,784)	$503,278	$248,345	$168,803	$370,311	($2,541,861)
Three Months Ended March 31, 2007

	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$1,806,926	$678,818	$3,485,710	$1,820,205	$1,236,909	$9,028,568
Costs of revenues	1,102,378	365,500	1,026,214	1,618,040	748,137	4,860,269
Gross profit	704,548	313,318	2,459,496	202,165	488,772	4,168,299
Gross profit %	39.0%	46.2%	70.6%	11.1%	39.5%	46.2%

Allocated operating expenses:
Selling, general and administrative	1,544,073	24,920	1,346,713	236,053	145,744	3,297,503
Engineering and product development	-	-	91,492	-	124,476	215,968

Unallocated operating expenses	-	-	-	-	-	2,461,891
	1,544,073	24,920	1,438,205	236,053	270,220	5,975,362
Income (loss) from operations	(839,525)	288,398	1,021,291	(33,888)	218,553	(1,807,063)

Interest expense, net	-	-	-	-	-	(76,419)

Net income (loss)	($839,525)	$288,398	$1,021,291	($33,888)	$218,553	($1,883,482)

CONTACT:
PhotoMedex, Inc.
Dennis McGrath, CFO, 215-619-3287
info@photomedex.com
or
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz (investors), 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com